Exhibit 99.1

Ecoark Holdings, Inc. Announces $8.0 Million Registered Direct Offering

SAN ANTONIO, Texas – December 30, 2020 – Ecoark Holdings, Inc. (“Ecoark” or the “Company”) (OTC: ZESTD) announced that it has entered into a definitive agreement with a single institutional investor for the purchase of a total of 888,889 shares of its common stock and short-term warrants to purchase an aggregate of up to 888,889 shares of common stock, in a registered direct offering. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock is $9.00. The warrants have an exercise price of $10.00 per share, will be immediately exercisable and will have a term of two years.

H.C. Wainwright & Co. is acting as exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $8.0 million. The Company intends to use the net proceeds to support its previously announced 2021 drilling program for its oil and gas exploration and production business, to repay certain outstanding debt obligations, and for working capital and other general corporate purposes.

The offering is expected to close on or about December 31, 2020, subject to the satisfaction or waiver of customary closing conditions.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-249532) originally filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2020, as amended, and declared effective on December 29, 2020. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ecoark Holdings, Inc.

Founded in 2011, Ecoark is a diversified holding company.  The company has three wholly- owned subsidiaries: Zest Labs, Inc. (“Zest Labs”), Banner Midstream Corp (“Banner Midstream”) and Trend Discovery Holdings (“Trend Discovery”).  Zest Labs, offers the Zest FreshTM solution, a breakthrough approach to quality management of fresh food, is specifically designed to help substantially reduce the amount of food loss the U.S. experiences each year. Banner Midstream is engaged in oil and gas exploration, production, and drilling operations on over 20,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi. Banner Midstream also provides transportation and logistics services and procures and finances equipment to oilfield transportation services contractors.  Trend Discovery invests in a select number of early stage startups each year as part of the fund’s Venture Capital strategy; we are open-minded investors with a founder-first mentality. Trend Discovery LP has an audited track record of uncorrelated outperformance of the S&P 500 since inception.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to our ability to satisfy the closing conditions of the offering, the timing of the closing, our intended use of proceeds and other statements that are not statements of historical fact. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, such as market and other conditions, many of which are outside management’s control. Important factors that could cause actual results to differ from those in the forward looking statements are identified and discussed in Ecoark’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the registration statement on Form S-3 filed on October 16, 2020, as amended. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Additional factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ZEST FRESH™ and Zest Labs™ are trademarks of Zest Labs, Inc.

Investor Relations Contact:

John Mills
ICR
646-277-1254
John.Mills@icrinc.com